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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated June 15, 2001, except for Note 11 as to which the date is February 13, 2002, relating to the financial statements of Carcorp USA, Inc. We also consent to the reference to our Firm under the caption "Experts."

                                    /s/ Merdinger, Fruchter, Rosen & Corso, P.C.

                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants


New York, New York
February 13, 2002